Exhibit 99.2

PennyMac Mortgage Investment Trust August 6, 2014 Second Quarter 2014 Earnings Report

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2Q14 Earnings Report 2 This presentation contains forward - looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 , as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change . Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward - looking statements . Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein . Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to : changes in our investment objectives or investment or operational strategies ; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets ; changes in general business, economic, market, employment and political conditions or in consumer confidence ; declines in residential real estate or significant changes in U . S . housing prices or activity in the U . S . housing market ; availability of, and level of competition for, attractive risk - adjusted investment opportunities in residential mortgage loans and mortgage - related assets that satisfy our investment objectives ; concentration of credit risks to which we are exposed ; the degree and nature of our competition ; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities ; availability, terms and deployment of short - term and long - term capital ; unanticipated increases or volatility in financing and other costs ; the performance, financial condition and liquidity of borrowers ; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties ; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest ; increased rates of delinquency, default and/or decreased recovery rates on our investments ; increased prepayments of the mortgages and other loans underlying our mortgage - backed securities and other investments ; the degree to which our hedging strategies may protect us from interest rate volatility ; our failure to maintain appropriate internal controls over financial reporting ; our ability to comply with various federal, state and local laws and regulations that govern our business ; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly - traded companies ; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules ; changes in government support of homeownership ; changes in government or government - sponsored home affordability programs ; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs ; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U . S . federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U . S . federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules ; and the effect of public opinion on our reputation . You should not place undue reliance on any forward - looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company undertakes no obligation to publicly update or revise any forward - looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only . Forward - Looking Statements

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3 Second Quarter Highlights • Net income of $75.2 million on net investment income of $120.6 million – Diluted earnings per share of $0.93 – Dividend of $0.59 per share declared on June 27, 2014 – Book value per share grew to $21.27 at June 30, 2014 • Segment pretax income: Investment Activities: $70.9 million; Correspondent Production: $2.4 million • Significant gains in the investment portfolio from a combination of factors, supported by increased market prices for performing loans • Generated $191 million of cash proceeds from the liquidation of mortgage loans and REO – Sold a pool of performing loans, which generated $70 million in cash proceeds • Continued focus on multiple residential mortgage - related investment strategies: – Mortgage servicing rights (MSRs) and excess servicing spread (ESS) investments, related to $56 billion in UPB, grew to $ 506 million at June 30, 2014 o Added $29 million in new MSR investments resulting from correspondent production activities o Invested $53 million in ESS on mini - bulk and flow acquisitions of Agency MSRs by PennyMac Financial Services, Inc. (PFSI ) totaling $5.5 billion in UPB – Completed the previously announced acquisition of nonperforming whole loans totaling $38 million in UPB 2Q14 Earnings Report

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0 2 4 6 8 10 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 0 2 4 6 8 10 12 14 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 4 Current Market Environment and Outlook • Interest rates and mortgage rates remain low in a historical context – Lower rates in Q2 aided refinance activity ‒ Higher rates anticipated long - term • Continued improvement in home prices across the U.S., while not as strong as in 2013 – Higher values going forward likely to be driven by the tight supply of available homes combined with improvements in macroeconomic conditions and consumer confidence • Prices for distressed whole loans have increased, helping fuel a greater supply of assets coming to market • New mortgage origination market remains dominated by GSE and Ginnie Mae securitizations – Private - label securitization market is emerging slowly – Do not envision major changes to the GSE system in the foreseeable future • Increased scrutiny of nonbank mortgage companies, with concerns that they have adequate capital, capabilities, and governance systems 2Q14 Earnings Report Average 30 - year fixed rate mortgage % Source: National Association of Realtors months Existing home inventory Source: Freddie Mac Primary Mortgage Market Survey 5.5 months 4.14%

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$3,178 $3,761 $3,886 $3,827 $4,402 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 2Q13 3Q13 4Q13 1Q14 2Q14 6 PMT's Investment Portfolio Continues to Diversify • More than half of PMT’s investments remain distressed whole loans and REO – expected to continue delivering attractive returns • Interest rate risk - sensitive assets (correspondent loan inventory, RMBS, securitization retained interests and MSRs/ESS) include complementary sensitivities to changes in interest rates 2Q14 Earnings Report Leverage ratio (1) 1.7x 1.8x 1.8x 1.6x 2.0x (1) All borrowings, including exchangeable senior notes and asset - backed secured financing of the variable interest entity, divided by shareholders’ equity at period end. Mortgage Assets ($ in millions) Ŷ Distressed whole loans and REO Ŷ MSRs and ESS Ŷ Retained interests from private - label securitizations Ŷ Agency RMBS Ŷ Correspondent loan inventory

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2Q14 Earnings Report 7 PMT's Interest Rate Risk Management Approach Results in Offsets in Value Mortgage loans held by variable interest entity, net of financing (retained interests from private label securitizations) Mortgage backed securities Excess servicing spread, net of recapture value Net gain (loss) on interest - rate related assets Mortgage servicing rights Interest rate lock commitments (IRLCs) Mortgage loans (correspondent inventory) Hedging derivatives for correspondent production Net gain (loss) on all interest - rate sensitive assets $1.3 $(10.1) $6.7 $7.8 $4.3 $(7.0) $(7.5) $1.5 $5.6 Hedging derivatives for MSRs

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2Q14 Earnings Report 8 Continue to deploy capital in attractive residential mortgage - related investment strategies enabled by our relationship with PFSI and its specialized operations and expertise: • Remain disciplined in pursuing new distressed whole loan acquisitions • Invest in mortgage servicing - related assets ‒ Investments in MSRs, resulting from the correspondent acquisition of newly originated loans ‒ Investments in ESS related to MSR portfolios acquired by PFSI • Expand participation in newly originated prime non - Agency loans over time ‒ Continued work with industry participants to develop the standards for prime non - Agency loans, including clarifying the implementation of Appendix Q under the new Ability - to - Repay rule ‒ Loans are acquired by PMT through its correspondent production business ‒ PMT can finance these loans through private - label securitization or portfolio lending capability ‒ Desirable returns on equity from holding investments in the retained interests from private - label securitizations or the whole loans net of financing Current Areas of Strategic Focus for PMT

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Mortgage Investment Activities

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10 • Continue to make selective investments in distressed whole loans ‒ Acquired $38 million in UPB of nonperforming loans (NPLs) in 2Q14 ‒ Supply of new distressed whole loans has expanded with higher market prices ‒ We remain disciplined in pursuing new investments that meet our targeted returns • Continuing to manage existing investments in distressed mortgage loans to their optimal resolution – Completed the sale of performing loans totaling $81 million in UPB during the quarter Focus on Maximizing Returns in Distressed Whole Loans (UPB, $ in millions) 2Q14 Earnings Report Distressed Whole Loan Acquisitions $515 $260 $205 $49 $0 $402 $357 $290 $366 $397 $930 $507 $436 $38 $0 $200 $400 $600 $800 $1,000 $1,200 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14

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June 30, 2014 March 31, 2014 Weighted average discount rate 11.8% 12.4% Weighted average twelve-month projected housing price index change 4.7% 3.5% Quarter Ended 2 Q14 Earnings Report 11 Significant Gains in Distressed Portfolio Driven by Performing Loans • Net gains on mortgage loans in the distressed portfolio totaled $63.7 million during the quarter • Key drivers of the net gains include: – A reduction in the discount rates for performing loans, driven by continued strong investor demand – An improvement in the forecast for home prices in most geographical areas across the U.S. • Payoffs and sales, including the sale of $81 million in UPB of performing loans, contributed an additional $9.9 million of gains during the quarter Key Inputs for Distressed Loan Valuations Performing Loans Sold $ 81 Distressed Loan Portfolio (1) At 6/30/14 (UPB; $ in millions) Performing Loans $910 Nonperforming Loans $2,440 All of the loans sold had at least 12 consecutive months in “current” payment status. The Remaining portfolio of performing loans is in varying states of “reperformance”, and includes loans that are current through 89 days delinquent. (1) Nonperforming and performing loan portfolios UPBs shown are as of June 30, 2014. Performing loans sold reflects the UPB of th e l oans sold during the quarter and were not part of the distressed loan portfolio at June 30, 2014.

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$4.2 $3.6 $2.4 $1.9 $2.9 $4.3 $4.0 $3.3 $2.9 $4.0 $10.0 $6.7 $6.0 $5.5 $8.1 $0 $2 $4 $6 $8 $10 $12 2Q13 3Q13 4Q13 1Q14 2Q14 Govt Jumbo Conventional Conforming Total Locks Correspondent Production Volume and Mix 12 Correspondent Business Added Seller Relationships and Grew Volume (1) Source: Inside Mortgage Finance and company estimates based on 1Q14 rankings and PMT’s acquisition volumes relative to competitors. (2) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee. ($ in billions) UPB • Correspondent acquisitions totaled $7.0 billion, up 44% Q/Q – Conventional conforming and jumbo acquisitions were $3.0 billion; locks were $3.4 billion – Total lock volume of $8.1 billion, up 47% Q/Q – Lower mortgage rates in 2Q14 aided refinance activity • 3 rd largest correspondent aggregator by volume (1) • July correspondent acquisitions totaled $3.0 billion; locks totaled $ 2.9 billion • Delivering on initiatives to grow seller relationships – Seller relationships grew to 316 – Targeting a total seller base of 350 relationships by year end (2) Selected Operational Metrics 2Q14 1Q14 Correspondent production business partners 316 271 Purchase money loans, as % of total acquisitions 82% 80% (2) 2Q14 Earnings Report

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Correspondent Production's Results Reflect Margin Declines

Correspondent Production Segment ($ in thousands)	Quarter Ended June 30, 2014	As % of Interest Rate Lock Commitments[1]
Revenues:		
Net gain on mortgage loans acquired for sale	$ 10,222	0.28%
Net interest income	704	0.02%
Other income	4,485	0.12%
	$ 15,411	0.42%
Expenses:		
Loan fulfillment, Servicing, and Management fees payable to PennyMac Financial Services, Inc.	$ 12,749	0.34%[2]
Other	265	0.01%
	$ 13,014	0.35%
Pretax income	**$ 2,397**	**0.06%**

Note: Figures may not sum exactly due to rounding

- Reduced pretax income driven by continued strong competition for conventional conforming loans
  - Pretax income declined from 0.14% of interest rate lock commitments in 1Q14
  - Short inventory holding periods and low-cost debt financing produce solid returns on equity and an ongoing MSR investment for PMT
- Fulfillment fee expense rose $3.5 million Q/Q from a 56% increase in conventional funding volume; average fulfillment fee paid for the quarter declined to 42bp from 46bp in 1Q14[2]

[1] Conventional conforming and jumbo interest rate lock commitments.
[2] Fulfillment fees are based on funding volumes which were lower than lock volumes during the quarter. Contractual fulfillment fee is in general 0.50% of the funding of conventional and jumbo loans, subject to reductions at specified volumes and discretionary reductions by PFSI. The average fulfillment fee paid by PMT during the quarter was 0.42% of loans funded.

PennyMac® 2Q14 Earnings Report | 13

$227 $273 $429 $452 $506 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $0 $100 $200 $300 $400 $500 $600 2Q13 3Q13 4Q13 1Q14 2Q14 MSR and ESS Investments Continue to Grow 14 ($ in millions) • Continued portfolio growth as investments in MSR and ESS reached $506 million, related to underlying loans with a UPB of $56 billion, at June 30, 2014 – Organic growth in MSR investments resulting from correspondent production activity – New investments in ESS resulting from mini - bulk and flow MSR acquisitions by PFSI remain significant 2Q14 Earnings Report MSR and ESS Assets at Period End Fair value on balance sheet Related UPB Ŷ MSRs Ŷ Excess servicing spread (ESS) Ŷ UPB (right axis)

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Financial Results

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Investment Correspondent Total Pretax ($ in millions) Activities Production Income 2Q13 39.8$ 28.1$ 67.9$ 3Q13 36.4$ (0.3)$ 36.1$ 4Q13 48.4$ 6.3$ 54.7$ 1Q14 33.1$ 3.1$ 36.3$ 2Q14 70.9$ 2.4$ 73.3$ 16 Pretax Income by Operating Segment Note: Figures may not sum exactly due to rounding 2Q14 Earnings Report

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2Q14 Investment Activities Segment Results

($ in thousands)	Quarter Ended June 30, 2014	Quarter Ended March 31, 2014
Revenues:		
Net gain on investments	$ 73,134	$ 42,585
Net interest income		
Interest income	44,434	36,598
Interest expense	18,485	17,007
	25,949	19,591
Net loan servicing fees	8,758	7,421
Other	(2,696)	(5,309)
Total revenues	105,145	64,288
Expenses:		
Servicing and management fees payable to PennyMac Financial Services, Inc.[1]	22,776	22,496
Other	11,462	8,651
Total expenses	34,238	31,147
Pretax income	**$ 70,907**	**$ 33,141**

(1) Servicing fees include both special servicing for PMT's distressed portfolio and subservicing for PMT's mortgage servicing rights

(2) Capitalized interest from loan modifications increases interest income and reduces gains from loan valuations

- Segment revenue increased 64% Q/Q:
  - Net gain on investments increased 72% Q/Q, driven by:
    - Valuation gains on distressed loans totaling $63.7 million
    - Payoff and sales gains on distressed loans totaling $9.9 million
    - Valuation gains on MBS and Retained Interests offset by losses on ESS
  - Net interest income up 32% Q/Q, driven by $30.8 million on distressed mortgage loans
    - Capitalized interest from loan modifications totaled $18.1 million[2]
  - Net servicing fee revenue increased 18% Q/Q, due to servicing fee growth and effective interest rate risk management
- Expenses rose 10% Q/Q:
  - Increase in incentive fees paid to PFSI due to improved performance
  - Higher fees and costs related to the administration and sale of seasoned distressed loans

PennyMac®

2Q14 Earnings Report | 17

Investment Gains and Cash Flows from the Distressed Loan Portfolio

- Net gains on distressed loans totaled $73.6 million, an increase from $39.9 million in 1Q14, due to:
  - Strong investor demand for performing loans, which drove a reduction in the weighted average discount rate
  - Improvements in home price forecasts
  - Increased payoff and loan resolution activity
  - Tempered by an increase in the projected loss severity for long-held severely delinquent loans
- Cash proceeds from liquidation activity on loans and REO totaled $191.1 million
  - Excluding the sale of performing loans, cash proceeds were $120.8 million
  - Accumulated gains on assets liquidated during the quarter were $30.8 million, and gains on liquidation totaled $13.7 million

Net Gains on Mortgage Loans

	Quarter ended	
($ in thousands)	June 30, 2014	March 31, 2014
Valuation Changes:		
Performing loans	$ 39,123	$ (3,286)
Nonperforming loans	24,587	36,459
	63,710	**33,173**
Payoffs	7,490	5,620
Sales	2,395	1,125
	$ 73,595	**$ 39,918**

Cash Proceeds and Gain on Liquidation

($ in thousands)	Quarter ended June 30, 2014		
	Proceeds	Accumulated gains[1]	Gain on liquidation[2]
Mortgage loans	$ 71,971	$ 8,950	$ 7,488
Performing loan sale	70,284	18,630	2,395
REO	48,874	3,229	3,811
	$ 191,129	$ 30,809	$ 13,694

(1) Represents valuation gains and losses recognized during the period we held the respective asset, but excludes the gain or loss recorded upon sale or repayment of the respective asset
(2) Represents the gain or loss recognized as of the date of sale or repayment of the respective asset

PennyMac® 2Q14 Earnings Report | 18

At 6/30/14 Under lower of amortized cost or fair value Under fair value Fair value UPB $24,640 $4,758 $26,964 Weighted average coupon 3.72% 4.79% 4.23% Prepayment speed assumption (CPR) 8.6% 10.2% 10.2% Weighted average servicing fee/spread 0.26% 0.25% 0.16% Fair value $289.2 $46.8 $190.2 As multiple of servicing fee 4.56 3.88 4.37 Carrying (accounting) value $268.7 $46.8 $190.2 ($ in millions) Mortgage Servicing Rights Excess Servicing Spread 19 Valuation of MSRs and Excess Servicing Spread (ESS) 2Q14 Earnings Report • PMT carries most of its MSRs at the lower of amortized cost or fair value (LOCOM) – MSRs where the note rate on the underlying loan is less than or equal to 4.5% • The fair value of MSRs carried at LOCOM was $20.5 million in excess of the carrying value at June 30, 2014, compared to $24.7 million at March 31, 2014 – Fair value of the MSRs in excess of carrying value decreased due to a decline in interest rates and increasing expectations for prepayments

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20 2Q14 Correspondent Production Segment Results • Segment revenue totaled $15.4 million, a 25% increase from 1Q14 – Increase in net gain on mortgage loans reflects higher funding volumes partially offset by decreased margins – Other income up Q/Q due to an increase in loan origination fees • Expenses increased 42% from 1Q14: – Fulfillment fee expense rose 40%, driven by a 56% increase in conventional conforming and jumbo fundings o Average fulfillment fee of 42bp versus 46bp in 1Q14 Quarter Ended ($ in thousands) June 30, 2014 March 31, 2014 Revenues: Net gain on mortgage loans acquired for sale 10,222$ 9,971$ Net interest income (expense) Interest income 5,585 3,635 Interest expense 4,881 3,655 704 (20) Other income 4,485 2,356 Total revenues 15,411 12,307 Expenses: Loan fulfillment fees and management fees payable to PennyMac Financial Services, Inc Other 265 88 Total expenses 13,014 9,159 Pretax income 2,397$ 3,148$ 12,749 9,071 2Q14 Earnings Report

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Appendix

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$0.65 $0.79 $0.81 $0.83 $0.90 $0.86 $0.57 $0.69 $0.50 $0.93 $0.55 $0.55 $0.57 $0.57 $0.57 $0.57 $0.57 $0.59 $0.59 $0.59 $18.00 $19.00 $20.00 $21.00 $22.00 $0.00 $0.25 $0.50 $0.75 $1.00 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 Diluted EPS (left axis) Dividend (left axis) Book value per share (right axis) 22 Demonstrated Track Record of Dividends and Growing Book Value 17% 16% 17% 18% 18% 11% 14% 19% Return on Equity (2) (1) At period end. Book value per share in 4Q13 was reduced by two dividends declared in that quarter. (2) Return on average equity during the respective quarter; return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period. 2Q14 Earnings Report 10% 13% Book value per share (1) EPS & Dividend

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Opportunity for PFSI and PMT in MSR Acquisitions 23 Why Are MSR Sales Occurring? How Do MSRs Come to Market? • Large banks are selling MSRs due to continuing operational pressures, higher regulatory capital requirements (treatment under Basel III) and a re - focus on core customers/businesses • Independent mortgage banks are selling MSRs due to the abrupt market contraction, operational losses, and a need for capital • Intermittent large bulk portfolio sales ($10+ billion in UPB) – Require considerable coordination with selling institutions and Agencies • Mini - bulk sales (typically $500 million to $5 billion in UPB) – Increased activity as originators sell MSRs retained in 2012 and 2013 • Flow/co - issue MSR transactions (monthly commitments, typically $ 20 - 100 million in UPB) – Alternative delivery method typically from larger independent originators Which MSR Transactions Are Attractive? • GSE and Ginnie Mae servicing in which PFSI has distinctive expertise • MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party) • Measurable rep and warranty liability for PFSI PFSI is uniquely positioned be the successful acquirer of MSRs • Proven track record of complex MSR and distressed loan transfers • Operational platform that addresses the demands of the Agencies, regulators, and financing partners • Physical capacity in place to service $200 billion in UPB • Co - investment opportunity for PMT in the excess servicing spread 2Q14 Earnings Report

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Management of PMT's Interest Rate Risk[1]



Estimated Sensitivity to Changes in Interest Rates
% change in PMT shareholders' equity
At 6/30/14
3%
2%
1%
0%
-1%
-2%
-3%
-100
-75
-50
-25
0
25
50
75
100
Instantaneous parallel shock in interest rates (in bps)
"Long" Assets(2)
MSRs/ESS and Hedges(3)
Net Exposure(4)

- PMT's interest rate risk exposure is managed on a "global" basis
  - Disciplined hedging
  - Multiple mortgage-related investment strategies with complementary interest rate sensitivities
- In a hypothetical 100 bps drop in interest rates, the estimated fair value loss would be less than 1% of shareholders' equity[1]

(1) Analysis does not include PMT assets for which interest rates are not a key driver of values, i.e., distressed whole loans and REO. The sensitivity analyses on the slide and the associated commentary are limited in that they are estimates as of June 30, 2014; only reflect movements in interest rates and do not contemplate other variables; do not incorporate changes in the variables in relation to other variables; are subject to the accuracy of various models and assumptions used; and do not incorporate other factors that would affect the Company's overall financial performance in such scenarios, including operational adjustments made by management to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as an earnings forecast.

(2) Includes loans acquired for sale and IRLCs, net of associated hedges, Agency and Non-Agency MBS assets

(3) Includes MSRs, ESS, and hedges which include put and call options on MBS, Eurodollar futures and Treasury futures

(4) Net exposure represents the net position of the "Long" Assets Position and the MSR/ESS Investments and Hedges

PennyMac
2Q14 Earnings Report | 24

Fundings and Locks by Product 25 Note: Figures may not sum exactly due to rounding 2 Q14 Earnings Report ($ in millions) 2Q13 3Q13 4Q13 1Q14 2Q14 Fundings Conventional conforming 4,216$ 3,608$ 2,419$ 1,907$ 2,911$ Government 4,262 3,992 3,340 2,913 3,991 Jumbo 107 74 14 13 81 Total 8,586$ 7,674$ 5,773$ 4,833$ 6,983$ Locks Conventional conforming 5,069$ 2,923$ 2,532$ 2,163$ 3,393$ Government 4,739 3,718 3,455 3,282 4,398 Jumbo 158 22 20 66 314 Total 9,966$ 6,662$ 6,008$ 5,512$ 8,105$

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Distressed Portfolio by Acquisition Period

1Q10	Purchase	2Q14
Balance ($mm)	$ 182.7	44.7
Pool Factor[(1)]	1.00	0.24
Current	6.2%	26.9%
30	1.6%	7.3%
60	5.8%	3.3%
90+	37.8%	18.7%
FC	46.4%	34.6%
REO	2.3%	9.1%

2Q10	Purchase	2Q14
Balance ($mm)	$ 195.5	39.9
Pool Factor[(1)]	1.00	0.20
Current	5.1%	21.6%
30	2.0%	9.9%
60	4.1%	3.5%
90+	42.8%	20.1%
FC	45.9%	31.5%
REO	0.0%	13.4%

3Q10	Purchase	2Q14
Balance ($mm)	$ 146.2	27.4
Pool Factor[(1)]	1.00	0.19
Current	1.2%	24.2%
30	0.4%	5.8%
60	1.3%	3.4%
90+	38.2%	22.4%
FC	58.9%	31.6%
REO	0.0%	12.7%

4Q10	Purchase	2Q14
Balance ($mm)	$ 277.8	74.8
Pool Factor[(1)]	1.00	0.27
Current	5.0%	26.6%
30	4.0%	7.9%
60	5.1%	4.0%
90+	26.8%	18.5%
FC	59.1%	29.1%
REO	0.0%	13.9%

1Q11	Purchase	2Q14
Balance ($mm)	$ 515.1	183.1
Pool Factor[(1)]	1.00	0.36
Current	2.0%	23.2%
30	1.9%	5.8%
60	3.9%	2.9%
90+	25.9%	18.8%
FC	66.3%	39.0%
REO	0.0%	10.3%

2Q11	Purchase	2Q14
Balance ($mm)	$ 259.8	105.8
Pool Factor[(1)]	1.00	0.41
Current	11.5%	26.2%
30	6.5%	8.6%
60	5.2%	3.9%
90+	31.2%	24.0%
FC	43.9%	26.9%
REO	1.7%	10.4%

3Q11	Purchase	2Q14
Balance ($mm)	$ 542.6	185.9
Pool Factor[(1)]	1.00	0.34
Current	0.6%	20.8%
30	1.3%	3.9%
60	2.0%	3.2%
90+	22.6%	27.0%
FC	73.0%	33.1%
REO	0.4%	12.0%

4Q11	Purchase	2Q14
Balance ($mm)	$ 49.0	29.3
Pool Factor[(1)]	1.00	0.60
Current	0.2%	31.5%
30	0.1%	3.4%
60	0.2%	5.2%
90+	70.4%	22.8%
FC	29.0%	28.1%
REO	0.0%	9.0%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	2Q14
Balance ($mm)	$ 402.5	176.0
Pool Factor[(1)]	1.00	0.44
Current	45.0%	35.5%
30	4.0%	10.5%
60	4.3%	4.8%
90+	31.3%	23.4%
FC	15.3%	17.2%
REO	0.1%	8.6%

3Q12	Purchase	2Q14
Balance ($mm)	$ 357.2	234.5
Pool Factor[(1)]	1.00	0.66
Current	0.0%	21.1%
30	0.0%	1.8%
60	0.1%	1.9%
90+	49.1%	17.5%
FC	50.8%	40.4%
REO	0.0%	17.2%

4Q12	Purchase	2Q14
Balance ($mm)	$ 290.3	211.9
Pool Factor[(1)]	1.00	0.73
Current	3.1%	25.6%
30	1.3%	7.2%
60	5.4%	4.4%
90+	57.8%	18.4%
FC	32.4%	27.5%
REO	0.0%	17.0%

(1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

PennyMac® 2Q14 Earnings Report | 26

Purchase 2Q14 Purchase 2Q14 Purchase 2Q14 Purchase 2Q14 Balance ($mm) 366.2$ 272.6 Balance ($mm) 397.3$ 345.6 Balance ($mm) 929.5$ 828.4 Balance ($mm) 507.3$ 486.1 Pool Factor (1) 1.00 0.74 Pool Factor (1) 1.00 0.87 Pool Factor (1) 1.00 0.89 Pool Factor (1) 1.00 0.96 Current 1.6% 36.7% Current 4.8% 20.4% Current 0.8% 11.1% Current 1.4% 6.9% 30 1.5% 7.9% 30 7.4% 6.0% 30 0.3% 1.4% 30 0.2% 0.9% 60 3.5% 4.1% 60 7.6% 3.7% 60 0.7% 0.8% 60 0.0% 0.2% 90+ 82.2% 22.1% 90+ 45.3% 25.3% 90+ 58.6% 34.8% 90+ 38.3% 30.4% FC 11.2% 19.4% FC 34.9% 35.0% FC 39.6% 42.8% FC 60.0% 54.1% REO 0.0% 9.7% REO 0.0% 9.6% REO 0.0% 9.2% REO 0.0% 7.6% Purchase 2Q14 Balance ($mm) 439.0$ 424.9 Pool Factor (1) 1.00 0.97 Current 6.2% 10.3% 30 0.7% 1.5% 60 0.7% 1.6% 90+ 37.5% 28.6% FC 53.8% 51.8% REO 1.1% 6.3% 1Q14 1Q13 2Q13 3Q13 4Q13 Distressed Portfolio by Acquisition Period (cont.) 27 (1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition 2 Q14 Earnings Report

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$610 $900 $910 $0 $400 $800 $1,200 $1,600 $2,000 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance $1,546 $2,190 $2,440 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 $2,800 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance 2 Q14 Earnings Report 28 Nonperforming Loans (at June 30, 2014) Performing Loans (at June 30, 2014) • Nonperforming loans are held on the balance sheet at a discount to the UPB and collateral value –

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